Filed Pursuant to Rule 424(b)(5)
Registration No. 333-249862

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 16, 2020)

CONCERT PHARMACEUTICALS, INC.

13,997 Shares of Series X1 Preferred Stock

2,253,000 Shares of Common Stock

Warrants to Purchase up to 16,250 Shares of Series X1 Preferred Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 13,997 shares of our Series X1 Preferred Stock, or Series X1 Preferred Stock, (ii) 2,253,000 shares of our common stock, or common stock, (iii) warrants to purchase up to 16,250 shares of our Series X1 Preferred Stock and (iv) the shares of common stock issuable from time to time upon conversion of our Series X1 Preferred Stock. The shares of Series X1 Preferred Stock, the shares of common stock and the warrants are being sold directly to certain affiliates of BVF Partners L.P., or BVF, and RA Capital Management, L.P., and together with BVF, the Purchasers, and each a Purchaser, pursuant to a securities purchase agreement dated as of November 3, 2021, or the Securities Purchase Agreement.

The Series X1 Preferred Stock, common stock and warrants will be sold in units, or the Units, with each Unit consisting of (i) one share of common stock or 1/1000 share of Series X1 Preferred Stock, (ii) a Tranche 1 Warrant (as defined below) to purchase the equivalent of one-half of a share of common stock and (iii) a Tranche 2 Warrant (as defined below) to purchase the equivalent of one-half of a share of common stock. Each Unit will be sold at a negotiated price of $3.005 per Unit, which is $4.000 per Unit less an assumed purchase price for certain purchased receivables, or the Purchased Receivables, pursuant to a royalty purchase agreement, or the Royalty Purchase Agreement, that we entered into with the Purchasers concurrent with the Securities Purchase Agreement. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering. As a result of that determination, the purchase price for each Unit will then be finally determined. The shares of Series X1 Preferred Stock, the shares of common stock and the warrants are immediately separable and will be issued separately.

Each share of Series X1 Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that each holder will be prohibited (to the extent required by Nasdaq Marketplace Rule 5635) from converting Series X1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may change at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to us. In the event of our liquidation, dissolution or winding up, holders of our Series X1 Preferred Stock will receive any dividends declared but unpaid on such shares, before any proceeds are distributed to the holders of our common stock, and will participate pari passu with any distribution of proceeds to holders of our common stock. Shares of Series X1 Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series X1 Preferred Stock will be required to amend the terms of the Series X1 Preferred Stock.

For every share of common stock or 1/1000 of a share of Series X1 Preferred Stock sold in this offering, a Tranche 1 Warrant to purchase the equivalent of one-half of a share of our common stock will be issued and a Tranche 2 Warrant to purchase the equivalent of one-half of a share of our common stock will be issued. Each Tranche 1 Warrant will have an initial exercise price (on a common equivalent basis) of $5.340 per share of common stock and each Tranche 2 Warrant will have an initial exercise price (on a common equivalent basis) of $7.350 per share of common stock, in each case subject to certain adjustments. The Tranche 1 Warrants and the Tranche 2 Warrants, or the Series Warrants, will be immediately exercisable and will expire on terms set forth in this prospectus supplement.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon the conversion of the Series X1 Preferred Stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “CNCE.” On November 3, 2021, the last reported sale price of our common stock was $2.88 per share.

The shares of Series X1 Preferred Stock, the shares of common stock and the Series Warrants are being offered directly to investors without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with the offering. The gross proceeds to us before expenses will be approximately $48.8 million, subject to the final determination of the fair market value of the Purchased Receivables as described above. We estimate that our total expenses of this offering will be approximately $650,000.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit		Total
Offering price and proceeds, before expenses, to us	$3.005	(1)	$48,831,250

(1)

This amount is $4.000 per Unit less an assumed purchase price for the Purchased Receivables pursuant to the Royalty Purchase Agreement that we are concurrently entering into with the Purchasers. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering. As a result of that determination, the purchase price for each Unit will then be finally determined.

Delivery of the securities is expected to be made on or about November 5, 2021.

The date of this prospectus supplement is November 3, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our securities. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell, or soliciting an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this filing is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Concert,” “the Company” and similar designations refer, collectively, to Concert Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors,” as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We are a clinical stage biopharmaceutical company that is developing small molecule drugs that we discovered through the application of our deuterated chemical entity platform, or DCE Platform®. Selective incorporation of deuterium into known molecules has the potential, on a case-by-case basis, to provide better pharmacokinetic or metabolic properties, thereby enhancing their clinical safety, tolerability or efficacy. Our most advanced product candidate is CTP-543, which we are evaluating in a Phase 3 clinical program for the treatment of alopecia areata, a serious autoimmune dermatological condition. We are also assessing a number of earlier-stage pipeline candidates.

CTP-543

CTP-543 Opportunity

CTP-543 is an oral selective inhibitor of Janus kinases JAK1 and JAK2 that we are developing for the treatment of moderate to severe alopecia areata. CTP-543 was discovered by applying our deuterium chemistry technology to modify ruxolitinib, a Janus kinase, or JAK, inhibitor, which is commercially available under the name Jakafi® in the United States for the treatment of certain blood disorders and for graft versus host disease. The FDA has granted CTP-543 Breakthrough Therapy designation for the treatment of adult patients with moderate to severe alopecia areata and Fast Track designation for the treatment of alopecia areata. CTP-543 is currently in Phase 3 development.

Clinical Development of CTP-543

We have completed multiple Phase 2 clinical trials of CTP-543 for the treatment of moderate to severe alopecia areata to support the advancement of the program into Phase 3 development. In September 2019, we announced results from a Phase 2 double-blind, randomized, dose-ranging trial to evaluate three sequential doses of CTP-543 (4, 8 and 12 mg twice-daily) and a placebo control in 149 patients with moderate to severe alopecia areata. Patients treated with either 8 mg twice-daily or 12 mg twice-daily doses of CTP-543 met the primary efficacy endpoint with statistically significant differences (p <0.001) relative to placebo in the percentage of patients achieving a ≥ 50% relative change from baseline at 24 weeks. The 8 mg twice-daily and 12 mg twice-daily dose groups were also significantly different from placebo in the number of patients achieving ≥ 75% and ≥ 90% relative change in Severity of Alopecia Tool, or SALT, score between baseline at 24 weeks. A numerically but not statistically greater percentage of patients treated with the 4 mg twice-daily dose of CTP-543 met the primary efficacy endpoint. At 24 weeks, patients treated with 8 mg twice-daily and 12 mg twice-daily doses compared to placebo also rated significantly greater improvement in their alopecia areata on the Patient Global Impression of Improvement Scale. Treatment with CTP-543 was generally well tolerated. The most common side effects in the 8 mg or 12 mg twice-daily dose groups were headache, nasopharyngitis, upper respiratory tract infection, acne, nausea and low-density lipoprotein increase. One serious adverse event of facial cellulitis was reported in the 12 mg twice-daily dose group as possibly related to treatment; however, after a brief interruption, treatment continued and this patient completed the trial. No thromboembolic events were reported during the trial.

In June 2020, we released new data analyses from our Phase 2 dose-ranging trial of CTP-543 supporting the design of our Phase 3 program. The new data analyses revealed that statistically significant results were reported for the 8 mg twice-daily and 12 mg twice-daily doses of CTP-543 at more stringent response thresholds, which may be more clinically meaningful to patients, and positive findings were reported for clinician and patient reported outcome measures of scalp hair loss. At 24 weeks, 26% and 42% of patients who received CTP-543 in the 8 mg twice-daily and 12 mg twice-daily cohorts, respectively, achieved an absolute SALT score ≤ 20 (p <0.05 vs. placebo), indicating a clinically-meaningful 80% or greater scalp hair present. Data from the Clinician Global Impression of Improvement scale showed 75% of clinicians rated the response in the 12 mg twice-daily cohort and 61% of clinicians rated the response in the 8 mg twice-daily cohort as “much improved” or “very much improved” at 24 weeks. For both doses, there was a statistically significant difference from placebo (p <0.001).

In addition, we completed two Phase 2 clinical trials evaluating twice-daily dosing of CTP-543 compared to once-daily dosing of CTP-543. Based on the findings from those trials, we are utilizing the 8 mg twice-daily and 12 mg twice-daily doses in our ongoing clinical development program for CTP-543.

We conducted an end of Phase 2 meeting with the FDA in March 2020 and initiated the CTP-543 Phase 3 clinical program in November 2020, beginning with our THRIVE-AA1 Phase 3 clinical trial, or the THRIVE-AA1 Trial. The THRIVE-AA1 Trial is a double-blind, randomized, placebo-controlled clinical trial of CTP-543 to evaluate hair regrowth using the SALT score after 24 weeks of dosing in 708 adult patients with moderate to severe alopecia areata. The trial will evaluate 8 mg and 12 mg twice-daily doses of CTP-543 compared to placebo at sites in the United States, Canada and Europe. We completed enrollment of the THRIVE-AA1 Trial in October 2021 and expect to report topline results in the second quarter of 2022.

In May 2021, we initiated our THRIVE-AA2 Phase 3 clinical trial, or the THRIVE-AA2 Trial, which is our second planned Phase 3 clinical trial of CTP-543. The THRIVE-AA2 Trial is a double-blind, randomized, placebo-controlled clinical trial of CTP-543 to evaluate hair regrowth using the SALT score after 24 weeks of dosing in approximately 440 adult patients with moderate to severe alopecia areata. The trial will evaluate 8 mg and 12 mg twice-daily doses of CTP-543 compared to placebo at sites in the United States, Canada and Europe. Enrollment of the THRIVE-AA2 Trial is ongoing, and we expect to report topline results in the second half of 2022.

Eligible patients from our efficacy and safety studies with CTP-543 may also enroll in one of our open label, long-term extension studies. In July 2021, we provided an update showing that, relative to our Phase 2 clinical trials of CTP-543, hair regrowth using the SALT score was maintained or improved in the great majority of patients through one year of continuous dosing with 12 mg twice-daily of CTP-543.

Additional clinical trials are ongoing to support the filing of a New Drug Application, which is currently planned for early 2023.

We are also exploring a once-daily, modified release formulation of CTP-543 for potential future development.

Earlier-Stage Pipeline

We are currently assessing a number of earlier-stage pipeline candidates as potential development candidates.

Collaboration Product Candidates

In addition to our wholly owned development programs, we have entered into collaborative arrangements with companies to develop deuterium-modified versions of their marketed products. Our partners are currently responsible for all development and future commercialization activities under these arrangements. In each of these collaborations, the deuterium-modified compound was independently discovered by us.

For example, in February 2012, we entered into a development and license agreement with Avanir Pharmaceuticals, Inc., or Avanir, a subsidiary of Otsuka Pharmaceuticals Co., Ltd., for the worldwide rights to develop, manufacture and commercialize AVP-786. AVP-786 is a combination of deudextromethorphan hydrobromide (d6-DM) and quinidine sulfate (Q), a CYP2D6 inhibitor, being investigated for the treatment of neurologic and psychiatric disorders. In 2019, Avanir completed two Phase 3 clinical trials evaluating AVP-786 for the treatment of agitation associated with dementia of the Alzheimer’s type. The second of the Phase 3 clinical trials did not meet its primary or key secondary endpoints; however, following additional data analysis, Avanir decided to continue developing AVP-786 for the treatment of agitation associated with dementia of the Alzheimer’s type. Three additional Phase 3 clinical trials and an open label, long-term extension study for Alzheimer’s agitation are ongoing. Additionally, Avanir is conducting a Phase 2/3 clinical trial evaluating AVP-786 for the treatment of negative symptoms of schizophrenia. Under our agreement with Avanir, we received an upfront payment of $2.0 million and have received milestone payments of $6.0 million. We are eligible to earn up to $37.0 million in regulatory and commercial launch milestone payments with respect to AVP-786 and up to $125.0 million in sales-based milestone payments. Avanir is also required to pay us royalties at defined percentages ranging from the mid-single digits to low double digits below 20% on net sales of licensed products on a country-by-country basis. The royalty rate is reduced, on a country-by-country basis, during any period within the royalty term when there is no patent claim covering the licensed product in the particular country. Pursuant to the Royalty Purchase Agreement, we have agreed to sell to the Purchasers the Purchased Receivables, which are certain of our rights to receive these royalties. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering.

Company Information

We were incorporated under the laws of the State of Delaware on April 12, 2006 as Concert Pharmaceuticals, Inc. Our principal executive offices are located at 65 Hayden Avenue, Suite 3000N, Lexington, Massachusetts 02421, and our telephone number is (781) 860-0045. Our Internet website is https://www.concertpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference. Concert®, the Concert logo and DCE Platform® are our registered trademarks. The other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

Implications of Being a Smaller Reporting Company

We qualify as a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Series X1 Preferred Stock to be offered by us:

13,997 shares

Each share of Series X1 Preferred Stock is convertible into 1,000 shares of our common stock at the election of the holder, subject to beneficial ownership conversion limits applicable to the Series X1 Preferred Stock. Shares of our Series X1 Preferred Stock generally have no voting rights, except as required by law, and participate pari passu (on an as-converted basis) with any distribution of proceeds to the holders of our common stock and preferred stock, in the event of our liquidation, dissolution or winding up or the payment of a dividend on shares of our common stock.

Common stock to be offered by us:	2,253,000 shares

Series Warrants to be offered by us:

We are offering two tranches of warrants to purchase shares of Series X1 Preferred Stock. Each Unit includes either (i) one share of common stock or 1/1000 share of Series X1 Preferred Stock, (ii) a warrant to purchase the equivalent of one-half of a share of our common stock at an initial exercise price (on a common equivalent basis) of $5.340 per share of common stock, or a Tranche 1 Warrant, and (iii) a warrant to purchase the equivalent of one-half of a share of common stock at an initial exercise price (on a common equivalent basis) of $7.350 per share, or a Tranche 2 Warrant. The exercise prices are subject to adjustment in certain circumstances as described in “Description of Securities We Are Offering—Series Warrants.”

Each Series Warrant will be immediately exercisable. The Tranche 1 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by us of the achievement of statistical significance on each of the primary endpoints for our THRIVE-AA1 Trial and (ii) a determination by us, as attested to in writing by our Board of Directors adopted by resolution or unanimous written consent, that, in our professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede our filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by our development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA1 Trial, then the expiration date of the Tranche 1 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that we have received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 1 Warrants will expire upon the tenth (10th) anniversary from issuance. The Tranche 2 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by us of the achievement of statistical significance on each of the primary endpoints for our THRIVE-AA2 Trial and (ii) a

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determination by us, as attested to in writing by our Board of Directors adopted by resolution or unanimous written consent, that, in our professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede our filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by our development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA2 Trial, then the expiration date of the Tranche 2 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that we have received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 2 Warrants will expire upon the tenth (10th) anniversary from issuance.

There is currently no market for the Series Warrants and none is expected to develop after this offering. We do not intend to list the Series Warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system. See “Description of Securities We Are Offering—Series Warrants” for additional information.

The shares of Series X1 Preferred Stock, the shares of common stock and the Series Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Common stock to be outstanding immediately following this offering:	34,659,815 shares (this excludes any shares of common stock issuable upon conversion of the Series X1 Preferred Stock or upon the exercise of the Series Warrants).

Use of proceeds:	We intend to use the net proceeds from the offering to advance our development program for CTP-543 in alopecia areata and support our pipeline development, working capital needs and other general corporate purposes. See “Use of Proceeds.”

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market Symbol:	CNCE

The above discussion is based on 32,173,778 shares of our common stock outstanding as of June 30, 2021, and excludes:

•	1,800,000 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2021, or the Outstanding Pre-Funded Warrants;

•	61,273 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2021, or the Outstanding Warrants, at a weighted average exercise price of $12.24 per share;

•	979,692 shares of common stock issuable upon the vesting and settlement of restricted stock units as of June 30, 2021;

•	5,449,521 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2021, at a weighted average exercise price of $14.06 per share; and

•	1,171,989 shares of common stock available for future issuance under our equity compensation plans as of June 30, 2021.

In addition, up to $50.0 million of common stock may be issued pursuant to our at-the-market offering program with Jefferies LLC as of the date of the prospectus supplement.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of the outstanding stock options, the Outstanding Pre-Funded Warrants, the Outstanding Warrants or the Series Warrants and no conversion of the Series X1 Preferred Stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below and in Part II, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 5, 2021, together with all other information contained in this prospectus supplement, the accompanying prospectus and our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our common stock. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

You may experience dilution if we issue additional equity securities in future financing transactions.

We have stock options, warrants and pre-funded warrants outstanding. To the extent that these have been or may be exercised, investors purchasing in this offering may experience dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our stockholders or result in downward pressure on the price of our common stock.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

We currently intend to use the net proceeds from this offering to advance our development program for CTP-543 in alopecia areata and support our pipeline development, working capital needs and other general corporate purposes. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. Our management has broad discretion as to the use of these proceeds, and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

There is no public market for the Series X1 Preferred Stock or the Series Warrants being offered in this offering.

There is no established public trading market for the Series X1 Preferred Stock or the Series Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series X1 Preferred Stock or the Series Warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Global Market. Without an active market, the liquidity of these securities will be limited.

Holders of Series X1 Preferred Stock or Series Warrants purchased in this offering will have no rights as common stockholders until such holders convert their preferred stock into shares of our common stock.

Until holders of Series X1 Preferred Stock convert into shares of our common stock or holders of Series Warrants exercise the warrants to acquire shares of Series X1 Preferred Stock and then convert into shares of our common stock, the holders will have no rights with respect to the shares of our common stock underlying such securities. Upon conversion of the Series X1 Preferred Stock, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the conversion.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

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ongoing and planned clinical trials for our product candidates, whether conducted by us or by our collaborators, including the timing of initiation, enrollment and completion of these trials and of the anticipated results;

•	our plans to identify, develop and commercialize novel small molecule drugs based on our knowledge of deuterium chemistry;

•	our plans to enter into collaborations for the development and commercialization of product candidates;

•	our expected benefits from our current and any future collaboration, development or license arrangements;

•	our ability to receive research and development funding and achieve anticipated milestones under our collaborations;

•

our expectations regarding any future milestone payments or royalties we may receive as part of our agreement with Avanir with respect to AVP-786 and payments from our other collaboration and license arrangements;

•	the timing of and our ability to obtain and maintain marketing approvals for our product candidates;

•	the rate and degree of market acceptance and clinical utilization of our products;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position and strategy;

•	the outcome of our inter partes review proceeding regarding U.S. Patent No. 9,249,149 covering CTP-543 and the post grant review petition challenging U.S. Patent No. 10,561,659 covering CTP-543;

•	our freedom to operate with respect to third-party patents;

•	our expectations regarding our DCE Platform® and the potential advantages of our product candidates;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	conditions and events that raise doubt about our ability to continue as a going concern;

•	risks associated with the COVID-19 pandemic, which may adversely impact our business, clinical trials and supply chain;

•	developments relating to our competitors and our industry; and

•	the impact of government laws and regulations.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus supplement and are subject to risks and uncertainties. We discuss many of these risks in greater detail under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $48.2 million after deducting estimated offering expenses payable by us. The net proceeds assume a price of $3.005 per Unit, which is $4.000 per Unit less an assumed purchase price for the Purchased Receivables pursuant to the Royalty Purchase Agreement that we are concurrently entering into with the Purchasers. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering. As a result of that determination, the purchase price for each Unit will then be finally determined.

We expect to use the net proceeds from the offering, together with our current cash and cash equivalents, to advance our development program for CTP-543 in alopecia areata and support our pipeline development, working capital needs and other general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds.

We believe that the net proceeds from this offering, together with our existing cash, cash equivalents and investments, will enable us to fund our operating expenses and capital expenditure requirements into the fourth quarter of 2022, subject to certain assumptions, including clinical development plans. If the Series Warrants are fully exercised, we expect to be funded beyond the anticipated submission of a New Drug Application for CTP-543, which is currently planned for early 2023.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 13,997 shares of Series X1 Preferred Stock, (ii) 2,253,000 shares of common stock, (iii) warrants to purchase up to 16,250 shares of our Series X1 Preferred Stock and (iv) the shares of common stock issuable from time to time upon conversion of our Series X1 Preferred Stock. The Series X1 Preferred Stock, common stock and warrants will be sold as Units, with each Unit consisting of (i) one share of common stock or 1/1000 share of Series X1 Preferred Stock, (ii) a Tranche 1 Warrant to purchase the equivalent of one-half of a share of common stock and (iii) a Tranche 2 Warrant to purchase the equivalent of one-half of a share of common stock. The shares of Series X1 Preferred Stock, the shares of common stock and the Series Warrants are immediately separable and will be issued separately. Each Unit will be sold at a negotiated price of $3.005 per unit, which is $4.000 per Unit less an assumed purchase price for the Purchased Receivables pursuant to the Royalty Purchase Agreement that we are concurrently entering into with the Purchasers. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering. As a result of that determination, the purchase price for each Unit will then be finally determined. The shares of common stock issuable upon conversion of the Series X1 Preferred Stock and upon exercise of the warrants offered by this prospectus supplement and the accompanying prospectus is described in the accompanying prospectus under the heading “Description of Capital Stock.” The Series X1 Preferred Stock and warrants offered by this prospectus supplement and the accompanying prospectus are described in the immediately following section of this prospectus supplement.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 19 of the accompanying prospectus.

Series X1 Preferred Stock

The following summary of certain terms and provisions of our Series X1 Preferred Stock offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series X1 Preferred Stock.

General

Our certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of our preferred stock, par value $0.001 per share, none of which are issued and outstanding prior to this offering.

Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 32,500 of the 5,000,000 authorized shares of preferred stock as Series X1 Preferred Stock. When issued, the shares of Series X1 Preferred Stock will be validly issued, fully paid and non-assessable.

Rank

The Series X1 Preferred Stock will rank (i) senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to any Series X1 Preferred Stock; (ii) on parity with our common stock and any other class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series X1 Preferred Stock; and (iii) junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to any Series X1 Preferred Stock, in each case, as to distributions of assets upon liquidation, dissolution or winding up, whether voluntarily or involuntarily.

Conversion

Each share of Series X1 Preferred Stock is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, provided that the holder will be prohibited (to the extent required by Nasdaq Marketplace Rule 5635) from converting Series X1 Preferred Stock into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to us.

Voting Rights

Shares of Series X1 Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series X1 Preferred Stock will be required to amend the terms of the Series X1 Preferred Stock.

Dividend

Shares of Series X1 Preferred Stock will be entitled to receive dividends equal to and in the same form and in the same manner as dividends actually paid on shares of common stock.

Redemption

We are not obligated to redeem or repurchase any shares of Series X1 Preferred Stock. Shares of Series X1 Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing

We do not plan on applying to list the Series X1 Preferred Stock on The Nasdaq Global Market, any national securities exchange or other nationally recognized trading system. We expect the shares of common stock issuable upon conversion of the Series X1 Preferred Stock to be listed on The Nasdaq Global Market.

Series Warrants

The following is a brief summary of certain terms and conditions of the Tranche 1 Warrants and Tranche 2 Warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the Series Warrants. The Tranche 1 Warrants and the Tranche 2 Warrants are identical in all material respects, except for the difference in exercise price and the expiration date, which for the Tranche 1 Warrants relate to our THRIVE-AA1 Phase 3 clinical trial results and for the Tranche 2 Warrants relate to our THRIVE-AA2 Phase 3 clinical trial results.

Form

The Series Warrants will be issued as individual warrant agreements to the investors. The forms of warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Exercise Price

The Tranche 1 Warrants will each have an initial exercise price (on a common equivalent basis), or the Initial Exercise Price, of $5.340 per share. The Tranche 2 Warrants will each have an Initial Exercise Price (on a common equivalent basis) of $7.350 per share. If, prior to the expiration date of the warrant, we sell additional capital stock or derivative securities convertible into or exercisable for capital stock (other than Exempted Securities as defined in the warrant) in one or more related transactions at a Weighted-Average Price (as described below) below the Initial

Exercise Price, then the Initial Exercise Price of the Series Warrants will be automatically reset upon exercise to an exercise price, or the Adjusted Exercise Price, that is the midpoint between the Initial Exercise Price and the Weighted-Average Price per share at which we sell capital stock or derivative securities convertible into or exercisable for capital stock in a subsequent offering prior to the exercise date; provided, however, that (i) if there are multiple subsequent offerings, each at a Weighted-Average Price below the Initial Exercise Price (as may be adjusted from time to time), then the Adjusted Exercise Price will be the midpoint between the lowest of such Weighted-Average Prices and the Initial Exercise Price, (ii) the foregoing adjustment will not apply to the first 3,500,000 shares of common stock in the case of Tranche 1 Warrants or the first 6,500,000 shares of common stock in the case of Tranche 2 Warrants sold under any of our at-the-market offering facilities and (iii) in no event will the Adjusted Exercise Price be less than the Nasdaq Official Closing Price of our common stock on the date of signing of the Securities Purchase Agreement. Weighted-Average Price will be calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)). For example, if we were to conduct a capital raising transaction where we sold 100 shares of common stock at $4.00 per share, but also provided 25% warrant coverage with an exercise price of $3.00 per share, then the weighted average common stock equivalent price would be $3.80 per share (i.e., $475 in total potential proceeds, divided by 125 total potential shares), and the Adjusted Exercise Price would equal the midpoint between the Initial Exercise Price (on a common equivalent basis) and $3.80 per share (rounded up to the nearest cent).

The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exercisability

Each Series Warrant is exercisable at any time after their original issuance. At the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of common stock equivalents purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a Series Warrant.

Term

The Tranche 1 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by us of the achievement of statistical significance on each of the primary endpoints for our THRIVE-AA1 Trial and (ii) a determination by us, as attested to in writing by our Board of Directors adopted by resolution or unanimous written consent, that, in our professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede our filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by our development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA1 Trial, then the expiration date of the Tranche 1 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that we have received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 1 Warrants will expire upon the tenth (10th) anniversary from issuance.

The Tranche 2 Warrants will expire upon the ninetieth (90th) day after the occurrence of both (i) the public disclosure by us of the achievement of statistical significance on each of the primary endpoints for our THRIVE-AA2 Trial and (ii) a determination by us, as attested to in writing by our Board of Directors adopted by resolution or unanimous written consent, that, in our professional opinion based on information available as of the date of such resolution or unanimous written consent, there are no safety or other issues that would impede our filing of a New Drug Application without first requiring an additional clinical study that is not already contemplated by our development plans for CTP-543 as of the closing date of this offering; provided, however, if either clause (i) or (ii) have not yet been satisfied after completion of the THRIVE-AA2 Trial, then the expiration date of the Tranche 2 Warrants will be the ninetieth (90th) day after the earlier of (A) the public release of topline data from two ongoing Phase 3 clinical trials being conducted by Avanir Pharmaceuticals/Otsuka Pharmaceutical (NCT04464564 and NCT04408755) in the indication of agitation in Alzheimer’s disease patients and (B) the receipt by the holder of written notification that we have received written notice from Avanir Pharmaceuticals/Otsuka Pharmaceutical of a decision to cease both of such clinical trials early. In the event that neither of the foregoing events in clauses (A) and (B) occur, then the Tranche 2 Warrants will expire upon the tenth (10th) anniversary from issuance.

Transferability

Subject to applicable laws, the Series Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established trading market for the Series Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Series Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series Warrants will be limited.

Fundamental transactions

In the event of a fundamental transaction, as described in the Series Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, upon consummation of such a fundamental transaction, the holders of the Series Warrants will be entitled to receive upon exercise of the Series Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Series Warrants.

No rights as a stockholder

Prior to exercise and conversion of the underlying shares of Series X1 Preferred Stock, holders of the Series Warrants will not have any of the rights of holders of the common stock, including voting rights; however, the holders of the Series Warrants will have certain rights to participate in distributions or dividends paid on our common stock to the extent set forth in the warrants.

Amendments

The number of shares of our common stock issuable upon exercise of the Series Warrants and conversion of the underlying shares of Series X1 Preferred Stock, the exercise price and the exercise period of the Series Warrants may not be amended without the written consent of the holder of such Series Warrant.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 13,997 shares of Series X1 Preferred Stock, (ii) 2,253,000 shares of common stock, (iii) warrants to purchase up to 16,250 shares of our Series X1 Preferred Stock and (iv) the shares of common stock issuable from time to time upon conversion of our Series X1 Preferred Stock. The Series X1 Preferred Stock, common stock and warrants will be sold in units, with each Unit consisting of (i) one share of common stock or 1/1000 share of Series X1 Preferred Stock, (ii) a Tranche 1 Warrant to purchase the equivalent of one-half of a share of common stock and (iii) a Tranche 2 Warrant to purchase the equivalent of one-half of a share of common stock. Each Unit will be sold at a negotiated price of $3.005 per unit, which is $4.000 per Unit less an assumed purchase price for the Purchased Receivables pursuant to the Royalty Purchase Agreement that we are concurrently entering into with the Purchasers. The aggregate purchase price for the Units and the Purchased Receivables is $65.0 million. Pursuant to the Royalty Purchase Agreement, such assumed purchase price for the Purchased Receivables will be subject to the final determination of the fair market value of the Purchased Receivables, as finally determined in good faith by us following the closing of this offering. As a result of that determination, the purchase price for each Unit will then be finally determined. The shares of Series X1 Preferred Stock, the shares of common stock and the Series Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The securities are being offered directly to the investors without a placement agent, underwriter, broker or dealer. We have entered into a Securities Purchase Agreement, dated as of November 3, 2021, with the Purchasers relating to the sale of these securities.

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Our common stock is listed on The Nasdaq Global Market under the symbol “CNCE.”

We have agreed to indemnify the investors in this offering against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the purchase agreement; or any action instituted against an investor or its affiliates, by any of our stockholders who is not an affiliate of the investor or any governmental or regulatory agency, with respect to this offering (unless such action is based upon a material breach of such investor’s representations, warranties or covenants in the Securities Purchase Agreement or any agreements or understandings such investor may have with any such stockholder or any material violations by the investor of state or federal securities laws or any conduct by such investor which constitutes fraud, gross negligence, willful misconduct or malfeasance) with respect to which, in each case, such investor has delivered a notice to us within one year from the date of this prospectus supplement. We have also agreed to pay certain legal fees and expenses incurred by the investors in this offering.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the issuance of the shares being sold in this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.concertpharma.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-36310) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on February 25, 2021;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 4, 2021 and August 5, 2021, respectively;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2021, with respect to those portions that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December  31, 2020;

•	Current Reports on Form 8-K filed with the SEC on May 13, 2021, May 17, 2021 and June 11, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on February 10, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

65 Hayden Avenue, Suite 3000N

Lexington, Massachusetts 02421

Attn: Investor Relations

(781) 860-0045

ir@concertpharma.com

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$250,000,000

CONCERT PHARMACEUTICALS, INC.

Debt Securities

Common Stock

Preferred Stock

Units

Warrants

We may offer and sell securities from time to time in one or more offerings of up to $250,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “CNCE.”

Investing in these securities involves certain risks. See “Risk Factors ” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Concert Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.concertpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on April 30, 2020, August 6, 2020 and November 5, 2020, respectively;

•

Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020, with respect to those portions that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Current Reports on Form 8-K filed with the SEC on January 22, 2020, January 28, 2020, June 12, 2020 and October 30, 2020; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on February 10, 2014, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

65 Hayden Avenue, Suite 3000N

Lexington, MA 02421

Attn: Investor Relations

(781) 860-0045

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by Quarterly Reports on Form 10-Q subsequently filed with the SEC, each of which is incorporated by reference in this prospectus, along with any risk factors identified in a prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You also can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. There are a number of important risks and uncertainties that could cause our actual results to differ materially from those indicated by forward-looking statements. These risks and uncertainties include those inherent in pharmaceutical research and development, such as adverse results in our drug discovery and clinical development activities, decisions made by the U.S. Food and Drug Administration and other regulatory authorities with respect to the development and commercialization of our drug candidates, our expected benefits from any current or future collaboration, development or license arrangements, our ability to receive research and development funding and achieve anticipated milestones under our collaborations, the timing of and our ability to obtain and maintain marketing approvals for our product candidates, our ability to obtain, maintain and enforce intellectual property rights for our drug candidates, our ability to obtain any necessary financing to conduct our planned activities, our commercialization, marketing and manufacturing capabilities and strategy, developments relating to our competitors and our industry, the impact of government laws and regulations and other risk factors. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. Unless required by law, we do not undertake any obligation to publicly update any forward-looking statements.

CONCERT PHARMACEUTICALS, INC.

We are a clinical stage biopharmaceutical company that is developing small molecule drugs that we discovered through the application of our deuterated chemical entity platform, or DCE Platform®. Selective incorporation of deuterium into known molecules has the potential, on a case-by-case basis, to provide better pharmacokinetic or metabolic properties, thereby enhancing their clinical safety, tolerability or efficacy. Our pipeline consists of clinical stage candidates targeting autoimmune and CNS disorders, and a number of preclinical compounds that we are currently assessing.

Our strategy is to apply our deuterium technology to previously studied molecules, including approved drugs, in which deuterium substitution has the potential to enhance clinical safety, tolerability, or efficacy. We select pipeline candidates based on the medical needs of patients, commercial opportunity, regulatory considerations and competitive landscape. We use deuterium technology to develop deuterated product candidates that we believe are promising in view of the known biology of previously studied compounds, including approved drugs, in which deuterium substitution has the potential to enhance clinical safety, tolerability or efficacy. Our strategy includes potential commercialization of product candidates on our own, or with strategic partners.

Our principal executive offices are located at 65 Hayden Avenue, Suite 3000N, Lexington, Massachusetts 02421, and our telephone number is (781) 860-0045.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development expenditures, clinical trial expenditures, commercial expenditures, capital expenditures, working capital, the acquisition of companies or businesses and the repayment and refinancing of debt. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES THAT MAY BE OFFERED

We may offer under this prospectus shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities and units comprised of one or more of the other securities that may be offered under this prospectus, either individually or in combination with other securities, with a total value of up to $250,000,000 from time to time at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material U.S. federal income tax considerations, if any.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our restated certificate of incorporation, amended and restated by-laws, as amended, and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our” and “us” in this section, we mean Concert Pharmaceuticals, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize a gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives an uncured default in the payment of principal of or interest on the senior debt securities (except in the case of a rescission of acceleration as described above);

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, our amended and restated by-laws, as amended, and applicable provisions of Delaware corporate law. You should read our restated certificate of incorporation and amended and restated by-laws, as amended, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock is undesignated. The following description of our capital stock and provisions of our restated certificate of incorporation and amended and restated by-laws, as amended, are summaries and are qualified by reference to our restated certificate of incorporation and amended and restated by-laws, as amended. Copies of these documents are filed with the SEC as exhibits to our Current Report on Form 8-K filed with the SEC on February 20, 2014 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on March 6, 2017.

Common Stock

As of September 30, 2020, we had outstanding 29,817,950 shares of common stock, held of record by 12 stockholders. We believe that the number of beneficial owners of our common stock at that date was substantially greater.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, except as otherwise disclosed below. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Listing on The Nasdaq Global Market

Our common stock is listed on The Nasdaq Global Market under the symbol “CNCE.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

As of September 30, 2020, no shares of our preferred stock were outstanding. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	any special tax implications of the preferred stock; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Delaware Law and Our Charter and By-laws

Delaware law and our restated certificate of incorporation and amended and restated by-laws, as amended, contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Staggered board; removal of directors. Our restated certificate of incorporation and amended and restated by-laws, as amended, divide our board of directors into three classes with staggered three-year terms. In addition, a director is only able to be removed for cause and only by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, is only able to be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Stockholder action by written consent; special meetings. Our restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our restated certificate of incorporation and amended and restated by-laws, as amended, also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors.

Advance notice requirements for stockholder proposals. Our amended and restated by-laws, as amended, establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware business combination statute. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Choice of forum. Our amended and restated by-laws, as amended, provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate of incorporation and amended and restated by-laws, as amended, or any action asserting a claim against us that is governed by the internal affairs doctrine. Although our amended and restated by-laws, as amended, contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Amendment of certificate of incorporation and by-laws. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our amended and restated by-laws, as amended, may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our restated certificate of incorporation described above under “—Staggered board; removal of directors” and “—Stockholder action by written consent; special meetings.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. The following, together with the additional information we may include in the applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms summarized below will apply generally to any units we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special tax implications of the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent, unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on The Nasdaq Global Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference in this prospectus and elsewhere in the registration statement. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

CONCERT PHARMACEUTICALS, INC.

13,997 Shares of Series X1 Preferred Stock

2,253,000 Shares of Common Stock

Warrants to Purchase up to 16,250 Shares of Series X1 Preferred Stock

PROSPECTUS SUPPLEMENT

November 3, 2021